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                                                                  EXHIBIT 99.1

                              SYMMETRICOM, INC.
                        UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED FINANCIAL INFORMATION

On February 10, 1999, Symmetricom, Inc., a California corporation,
("Symmetricom" or "Registrant"), Linfinity Microelectronics Inc., a Delaware corporation which is a subsidiary of Symmetricom, ("Linfinity"), Microsemi
Corporation, a Delaware corporation, ("Purchaser")and Micro-Linfinity
Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Purchaser, ("Purchaser Sub") entered into an agreement and plan of reorganization in which the Purchaser Sub shall be merged with and into Linfinity upon satisfaction of conditions to consummation including approval of the merger by Symmetricom's shareholders.

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 1998, and the unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 1998, and the six months ended
December 31, 1998 give effect to the disposition of Linfinity Microelectronics
Inc.

The unaudited pro forma condensed consolidated financial statements are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of the existing company, or of the financial position or the results of operations of the existing company that would have actually occurred had the disposition been in effect as of the date or for the periods presented.

These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the historical consolidated financial statements and the related notes thereto of registrant contained in its 1998 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended December 31, 1998.
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


                                                         SYMMETRICOM, INC.
                                Unaudited Pro Forma Condensed Consolidated Statement of Operations
                                                Six Months Ended December 31, 1998
                                             (In thousands, except per share amounts)

                                               Historical         Less
                                              -----------     ----------------
                                                                 Linfinity
                                              Symmetricom,    Microelectronics        Other               Pro
                                                 Inc.             Inc. (a)           Adjustments         Forma
                                              -----------     ----------------      -------------       ----------
Net sales ..................................   $ 60,202          $ 22,013          $   --               $ 38,189
Cost of sales ..............................     35,487            15,565              --                 19,922
                                               --------          --------          --------             --------
       Gross profit ........................     24,715             6,448              --                 18,267
Operating expenses:
  Research and development .................      9,281             2,620              --                  6,661
  Selling, general and administrative ......     14,764             4,277               159 (b)           10,646
                                               --------          --------          --------             --------
       Operating income (loss) .............        670              (449)             (159)                 960
Interest income ............................        948                54               --                   894
Interest expense ...........................       (360)              (86)              (86)(c)             (360)
                                               --------          --------          --------             --------
       Earnings (loss) before income taxes .      1,258              (481)             (245)               1,494
Income tax provision (benefit) .............        264              (154)             (104)(d)              314
                                               --------          --------          --------             --------
       Net earnings (loss) .................   $    994          $   (327)         $   (141)            $  1,180
                                               ========          ========          ========             ========

Basic earnings (loss) per share ............   $   0.06          $  (0.02)         $  (0.01)            $   0.08
                                               ========          ========          ========             ========
Weighted average shares outstanding--basic .     15,604            15,604            15,604               15,604
                                               ========          ========          ========             ========

Diluted earnings (loss) per share ..........   $   0.06          $  (0.02)         $  (0.01)            $   0.08
                                               ========          ========          ========             ========
Weighted average shares outstanding--diluted     15,630            15,630            15,630               15,630
                                               ========          ========          ========             ========

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
(a)    To remove revenues and expenses of Linfinity operations.
(b) To record corporate administrative costs previously allocated to Linfinity.
(c)    To remove intercompany interest income.
(d) The Linfinity operating results reflect a provision for income taxes as if Linfinity was a separate taxpayer. For pro forma purposes, tax expense was recalculated on a pro forma basis for the Registrant without Linfinity. This adjustment represents the tax difference arising from this with and without calculation.
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

                                                         SYMMETRICOM, INC.
                                Unaudited Pro Forma Condensed Consolidated Statement of Operations
                                                     Year Ended June 30, 1998
                                             (In thousands, except per share amounts)

                                                Historical      Less
                                               -----------   ------------
                                                               Linfinity
                                               Symmetricom,  Microelectronics        Other             Pro
                                                  Inc.          Inc. (a)          Adjustments         Forma
                                               -----------   ------------         ------------     -----------
Net sales ..................................   $ 120,581        $  47,270          $   --           $  73,311
Cost of sales ..............................      76,306           39,288              --              37,018
                                               ---------        ---------          --------         ---------
       Gross profit ........................      44,275            7,982              --              36,293
Operating expenses:
  Research and development .................      18,810            6,423              --              12,387
  Selling, general and administrative ......      30,586           11,496               624 (b)        19,714
                                               ---------        ---------          --------         ---------
       Operating income (loss) .............      (5,121)          (9,937)             (624)            4,192
Interest income ............................       1,819              106                --             1,713
Interest expense ...........................        (838)            (230)             (122)(c)          (730)
                                               ---------        ---------          --------         ---------
       Earnings (loss) before income taxes .      (4,140)         (10,061)             (746)            5,175
Income tax provision (benefit) .............      (2,610)          (3,219)              550 (d)         1,159
                                               ---------        ---------          --------         ---------
       Net earnings (loss) .................   $  (1,530)       $  (6,842)         $ (1,296)        $   4,016
                                               =========        =========          ========         =========

Basic earnings (loss) per share ............   $   (0.10)       $   (0.43)         $  (0.08)        $    0.25
                                               =========        =========          ========         =========
Weighted average shares outstanding--basic .      15,845           15,845            15,845            15,845
                                               =========        =========          ========         =========

Diluted earnings (loss) per share ..........   $   (0.10)       $   (0.43)         $  (0.08)        $    0.25
                                               =========        =========          ========         =========
Weighted average shares outstanding--diluted      15,845           15,845            15,845            15,989(e)
                                               =========        =========          ========         =========

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
(a)    To remove revenues and expenses of Linfinity operations.
(b) To record corporate administrative costs previously allocated to Linfinity.
(c)    To remove intercompany interest income.
(d) The Linfinity operating results reflect a provision for income taxes as if Linfinity was a separate taxpayer. For pro forma purposes, tax expense was recalculated on a pro forma basis for the Registrant without Linfinity. This adjustment represents the tax difference arising from this with and without calculation.
(e) Weighted average shares outstanding -- diluted increased due to the dilutive effect of potential common shares outstanding during the period.

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

                                                         SYMMETRICOM, INC.
                                     Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                                         December 31, 1998
                                                          (In thousands)

                                                     Historical
                                                    ------------
                                                                          Linfinity
                                                    Symmetricom,       Microelectronics      Other            Pro
                                                        Inc.                Inc. (a)       Adjustments       Forma
                                                    ------------       -----------------  ------------     ---------
ASSETS
Current assets:
Cash and cash equivalents ........................   $ 22,533          $   --            $ 19,900 (b)       $ 42,433
Short-term investments ...........................     13,916              --                --               13,916
Accounts receivable, net .........................     16,164            (5,346)             --               10,818
Inventories ......................................     15,157            (5,614)             --                9,543
Other current assets .............................      8,790              (112)           (4,624)(d)          4,054
                                                     --------          --------          --------           --------
       Total current assets ......................     76,560           (11,072)           15,276             80,764

Property, plant and equipment, net ...............     36,287           (15,189)             --               21,098
Other assets .....................................      1,133               (17)             --                1,116
Net assets of Linfinity operations subject to sale        --             19,814           (19,814)(c)           --
                                                     --------          --------          --------           --------
       Total assets ..............................   $113,980          $ (6,464)         $ (4,538)          $102,978
                                                     ========          ========          ========           ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable .................................   $  5,479          $ (2,907)         $   --             $  2,572
Accrued liabilities ..............................     16,200            (3,557)             --               12,643
Current maturities of long-term obligations ......        553              --                --                  553
                                                     --------          --------          --------           --------
       Total current liabilities .................     22,232            (6,464)             --               15,768

Long-term obligations ............................      8,525              --                --                8,525
Deferred income taxes ............................      1,954              --              (1,762)(d)            192
                                                     --------          --------          --------           --------
       Total liabilities .........................     32,711            (6,464)           (1,762)            24,485
                                                     --------          --------          --------           --------

Shareholders' equity:
Preferred stock
Common stock .....................................     19,810              --                --               19,810
Retained earnings ................................     61,459              --              (2,776)(e)         58,683
                                                     --------          --------          --------           --------
       Total shareholders' equity ................     81,269              --              (2,776)            78,493
                                                     --------          --------          --------           --------

                                                     --------          --------          --------           --------
Total liabilities and shareholders' equity .......   $113,980          $ (6,464)         $ (4,538)          $102,978
                                                     ========          ========          ========           ========

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
(a) To remove assets and liabilities of the Linfinity operations which are subject to sale and reflect the net assets on the balance sheet as net assets of Linfinity operations.
(b) To reflect cash proceeds from the sale of Linfinity, net of anticipated costs of $3.1 million.
(c)    To reflect net assets of Linfinity sold.
(d) To establish a valuation allowance against net deferred tax assets in connection with the sale of Linfinity.
(e)    To adjust retained earnings to reflect the sale of Linfinity.